Exhibit 99.1

Earnings Conference Call February 20, 2026 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports Fourth Quarter and Full-Year 2025 Results

HOUSTON, TX, February 20, 2026 – DNOW Inc. (NYSE: DNOW) announced results for the fourth quarter and year ended December 31, 2025.

Completed Merger with MRC Global Inc.

•	On November 6, 2025, DNOW completed its acquisition of MRC Global in an all-stock transaction

•	Annual merger cost synergies are ahead of plan, with first-year savings now projected at $23 million, or 35% above target, while maintaining our $70 million three-year synergy commitment

Full-Year 2025 Highlights

•	Revenue was $2,820 million

•	Gross profit was $478 million, or 17.0% of revenue, and adjusted gross profit was $651 million, or 23.1% of revenue

•

Net loss attributable to DNOW Inc. was $89 million, or $(0.76) per diluted share, primarily due to transaction charges, and adjusted net income attributable to DNOW Inc. was $104 million, or $0.86 per diluted share

•	Adjusted EBITDA was $209 million, or 7.4% of revenue

•	Cash provided by operating activities was $155 million

•	Repurchased $37 million of common stock

•	Cash and cash equivalents was $164 million and long-term debt was $411 million at December 31, 2025 with total liquidity of approximately $588 million

Fourth Quarter 2025 Highlights

•	Revenue was $959 million

•	Gross profit was $68 million, or 7.1% of revenue, and adjusted gross profit was $217 million, or 22.6% of revenue

•

Net loss attributable to DNOW Inc. was $147 million, or $(0.95) per diluted share, primarily due to transaction charges, and adjusted net income attributable to DNOW Inc. was $23 million, or $0.15 per diluted share

•	Adjusted EBITDA was $61 million, or 6.4% of revenue

•	Cash provided by operating activities was $83 million

•	Repurchased $10 million of common stock

David Cherechinsky, President and CEO of DNOW, added, “DNOW delivered strong financial results in 2025 generating $2.8 billion in revenue, with Adjusted EBITDA totaling 7.4% of revenues. Excluding the contribution from MRC Global in the fourth quarter, 2025 marked DNOW’s fifth consecutive year of revenue growth and its highest Adjusted EBITDA year ever.

The merger with MRC Global expands DNOW’s growth opportunities and strategically positions the Company for long-term success. I am encouraged by the strong start to our integration efforts and the early progress of our synergy realization initiatives, which we expect will create meaningful value for our combined business over time.

As we move into 2026, we have taken targeted actions to address persistent challenges related to the U.S. MRC Global ERP system transition, which went live in the third quarter of 2025. While these complexities have created near-term obstacles, we are actively addressing them and remain focused on positioning the business for long-term growth.

I am humbled to represent the talented women and men of DNOW who work hard every day to serve our customers and compete in the market. Their dedication gives me confidence in our future as we lay the groundwork for 2026 and beyond.”

Prior to the earnings conference call a presentation titled “DNOW Fourth Quarter and Full-Year 2025 Earnings Presentation” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a premier energy and industrial solutions provider with a legacy of over 160 years as a leading distributor of pipe, valves, fittings (PVF), gas products, pumps and fabricated equipment. Headquartered in Houston, Texas, with approximately 5,300 employees and a global network of distribution and engineering locations; we provide a broad mix of quality products our customers require to build and maintain essential infrastructure across the upstream, midstream, gas utilities, downstream, energy transition and industrial markets. We deliver a comprehensive range of value-added supply chain solutions and technical product expertise, supported by advanced digital offerings. Our products and resources enable our customers to run their operations more efficiently and effectively, helping them to meet and exceed their business goals.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions, except share and per share data)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$164	$256
Receivables, net	874	388
Inventories, net	1,192	352
Prepaid and other current assets	48	32

Total current assets	2,278	1,028
Property, plant and equipment, net	264	157
Operating right-of-use assets	160	40
Deferred income taxes	11	93
Goodwill	617	230
Intangibles, net	565	65
Other assets	29	8

Total assets	$3,924	$1,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$653	$300
Accrued liabilities	300	130
Other current liabilities	21	12

Total current liabilities	974	442
Long-term debt	411	—
Long-term operating lease liabilities	129	29
Deferred income taxes	99	—
Other long-term liabilities	73	22

Total liabilities	1,686	493
Commitments and contingencies
Stockholders’ equity:
Common stock - par value $0.01; 330 million shares authorized; 186,125,254 and 105,652,963 shares issued and outstanding at December 31, 2025 and 2024, respectively	2	1
Additional paid-in capital	3,193	2,023
Accumulated deficit	(836)	(747)
Accumulated other comprehensive loss	(126)	(153)

DNOW Inc. stockholders’ equity	2,233	1,124
Noncontrolling interest	5	4

Total stockholders’ equity	2,238	1,128

Total liabilities and stockholders’ equity	$3,924	$1,621

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Revenue	$959	$571	$634	$2,820	$2,373
Cost of products	891	438	491	2,342	1,842

Gross profit	68	133	143	478	531
Selling, general and administrative expenses	226	103	112	559	416
Impairment and other charges	12	1	—	12	6

Operating (loss) profit	(170)	29	31	(93)	109
Other (expense) income	(6)	1	(1)	(7)	1

(Loss) income before income taxes	(176)	30	30	(100)	110
Income tax (benefit) provision	(29)	7	7	(12)	31

Net (loss) income	(147)	23	23	(88)	79
Net income attributable to noncontrolling interest	—	—	—	1	1

Net (loss) income attributable to DNOW Inc.	$(147)	$23	$23	$(89)	$78

(Loss) earnings per share attributable to DNOW Inc. stockholders:
Basic	$(0.95)	$0.22	$0.21	$(0.76)	$0.72

Diluted	$(0.95)	$0.21	$0.21	$(0.76)	$0.71

Weighted-average common shares outstanding, basic	155	106	105	118	106

Weighted-average common shares outstanding, diluted	155	107	106	118	107

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Revenue:
United States	$765	$451	$527	$2,294	$1,880
Canada	51	66	53	214	253
International	143	54	54	312	240

Total revenue	$959	$571	$634	$2,820	$2,373

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) adjusted gross profit, (ii) adjusted gross profit as a percentage of revenue, (iii) adjusted earnings before interest, taxes, depreciation and amortization and excluding other costs (Adjusted EBITDA), (iv) Adjusted EBITDA as a percentage of revenue, (v) adjusted net (loss) income attributable to DNOW Inc., (vi) adjusted diluted earnings per share attributable to DNOW Inc. stockholders, (vii) net debt and (viii) net debt leverage ratio. We use these non-GAAP financial measures to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the financial performance of our business. These non-GAAP financial measures are not intended to replace the GAAP financial measures. The Company defines Adjusted Gross profit as revenue, less cost of products, plus amortization of intangibles, plus inventory-related charges incremental to normal operations, plus transaction costs associated with acquisitions, such as inventory fair value step-up or write-downs and plus or minus the impact of our LIFO inventory costing methodology. We define Adjusted EBITDA as net (loss) income plus interest, taxes, depreciation and amortization and excluding other costs, such as stock-based compensation, restructuring and exit costs, transaction related charges, long-lived asset impairments (including goodwill and intangible assets), inventory-related charges incremental to normal operations and plus or minus the impact of our LIFO inventory costing methodology. Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions. We define Net Debt as total long-term debt, including current portion, minus cash. We define our net debt leverage ratio as Net Debt divided by trailing twelve months Adjusted EBITDA. The Company believes Net Debt is an indicator of the extent to which the Company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the Company’s leverage position. We believe the net debt leverage ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the Company. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein. Totals in the schedules herein may not foot due to rounding.

GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended						Year Ended
	December 31,				September 30,		December 31,
	2025	As a % of revenue	2024	As a % of revenue	2025	As a % of revenue	2025	As a % of revenue	2024	As a % of revenue
Gross profit, as reported	$68	7.1%	$133	23.3%	$143	22.6%	$478	17.0%	$531	22.4%
Amortization of intangibles	5		2		2		11		7
Increase in LIFO reserve	9		—		2		27		4
Inventory-related transaction charges	135		1		—		135		7

Adjusted Gross Profit	$217	22.6%	$136	23.8%	$147	23.2%	$651	23.1%	$549	23.1%

NET (LOSS) INCOME ATTRIBUTABLE TO DNOW INC. TO ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended						Year Ended
	December 31,				September 30,		December 31,
	2025	As a % of revenue	2024 (1)	As a % of revenue	2025 (1)	As a % of revenue	2025	As a % of revenue	2024 (1)	As a % of revenue
Net (loss) income attributable to DNOW Inc.	$(147)	(15.3)%	$23	4.0%	$23	3.6%	$(89)	(3.2)%	$78	3.3%
Net income attributable to noncontrolling interest	—		—		—		1		1
Interest expense (income), net	4		(2)		—		2		(6)
Income tax (benefit) provision	(29)		7		7		(12)		31
Depreciation and amortization	20		10		11		52		34
Increase in LIFO reserve	9		—		2		27		4
Stock-based compensation (2)	4		4		4		15		13
Transaction-related charges (3)	51		2		4		62		6
Impairment and other charges (4)	12		1		—		12		6
Inventory-related transaction charges (5)	135		1		—		135		7
Restructuring and exit costs (3)	—		—		—		2		2
Other (6)	2		(1)		—		2		—

Adjusted EBITDA	$61	6.4%	$45	7.9%	$51	8.0%	$209	7.4%	$176	7.4%

(1)

The year ended December 31, 2024 includes a change in accounting principle adjustment decreasing the previously reported net income attributable to DNOW Inc. by $3 million. The three months ended September 30, 2025 includes a change in accounting principle adjustment decreasing the previously reported net income attributable to DNOW Inc. by $2 million.

(2)

For the three months and year ended December 31, 2025, stock-based compensation excludes $13 million and $14 million, respectively, as such amounts were reported in transaction-related charges. For the three months ended September 30, 2025, stock-based compensation excludes less than $1 million, as such amounts were reported in transaction-related charges.

(3)	Transaction-related charges and restructuring and exit costs are included in selling, general and administrative expenses.
(4)

For the three months and year ended December 31, 2025, impairment and other charges included $12 million of foreign currency translation losses as a result of substantially completing the liquidation of certain foreign subsidiaries in the International segment. For the three months and year ended December 31, 2024, impairment and other charges included $1 million and $6 million, respectively, of International restructuring charges for foreign currency translation losses.

(5)

Inventory-related transaction charges are included in cost of products. For the three months and year ended December 31, 2025, inventory-related transaction charges included $135 million of charges related to inventory step-up. For the year ended December 31, 2024, inventory-related transaction charges included $5 million of transaction-related charges, coupled with $2 million of inventory write-downs.

(6)	For the three months and year ended December 31, 2025, other costs included $2 million related to foreign currency losses.

NET (LOSS) INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024 (1)	2025 (1)	2025	2024 (1)
Net (loss) income attributable to DNOW Inc.	$(147)	$23	$23	$(89)	$78
Increase in LIFO reserve	9	—	2	27	4
Transaction-related charges	51	2	4	62	6
Impairment and other charges	12	1	—	12	6
Inventory-related transaction charges	135	1	—	135	7
Restructuring and exit costs	—	—	—	2	2
Tax benefit(2)	(37)	—	(1)	(45)	(3)

Adjusted net income attributable to DNOW Inc.	$23	$27	$28	$104	$100

(1)

The year ended December 31, 2024 and the three months ended September 30, 2025 include a change in accounting principle adjustment decreasing the previously reported net income attributable to DNOW Inc. by $3 million and $2 million, respectively.

(2)

The tax effect of non-GAAP reconciling items is calculated based on the nature of the item and/or the tax jurisdiction in which the reconciling item has been incurred and applying the specific tax rate or tax treatment to each item.

DILUTED (LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025 (1)	2025	2024 (1)
Diluted (loss) earnings per share attributable to DNOW Inc. stockholders	$(0.95)	$0.21	$0.21	$(0.76)	$0.71
Increase in LIFO reserve	0.06	—	0.02	0.22	0.04
Transaction-related charges	0.33	0.02	0.04	0.53	0.06
Impairment and other charges	0.08	0.01	—	0.10	0.05
Inventory-related transaction charges	0.87	0.01	—	1.14	0.06
Restructuring and exit costs	—	—	0.01	0.01	0.02
Tax benefit(2)	(0.24)	—	(0.02)	(0.38)	(0.03)

Adjusted diluted earnings per share attributable to DNOW Inc. stockholders	$0.15	$0.25	$0.26	$0.86	$0.91

(1)

The year ended December 31, 2024 and the three months ended September 30, 2025 include a change in accounting principle adjustment decreasing the previously reported diluted earnings per share attributable to DNOW Inc. stockholders by $0.03 and $0.02, respectively.

(2)

The tax effect of non-GAAP reconciling items is calculated based on the nature of the item and/or the tax jurisdiction in which the reconciling item has been incurred and applying the specific tax rate or tax treatment to each item.

LONG-TERM DEBT TO NET DEBT AND NET DEBT LEVERAGE RATIO CALCULATION (UNAUDITED)

(In millions)

December 31, 2025
Long-term debt	$411
Plus: current portion of debt obligations	—

Total debt	411
Less: cash	164

Net Debt	$247

Net Debt	$247
Adjusted EBITDA	209
Net Debt Leverage Ratio	1.2x